UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report: October 14, 2004

(Date of earliest event reported)

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(408) 878-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The purpose of this filing is to amend the Form 8-K filed by Riverstone Networks, Inc. (“Riverstone” or the “registrant”) on October 14, 2004 under Items 7.01 and 9.01 (i) to correct an inadvertent filing error whereby the information relating to Riverstone’s preliminary financial highlights for the quarter ended August 28, 2004 was furnished under Item 7.01 rather than under Item 2.02, and (ii) to add a new Section 8.01 disclosure.

Item 2.02. Results of Operations and Financial Conditon.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

On October 14, 2004, Riverstone Networks, Inc. issued a press release announcing preliminary financial highlights for the quarter ended August 28, 2004.

Item 8.01. Other Events.

The registrant has not completed the preparation of its financial statements for its fiscal year ended February 28, 2004, and accordingly is unable to complete its Form 10-Q for the quarter ended August 28, 2004. By press release dated October 14, 2004, the registrant announced that it had retained Grant Thornton LLP as its independent registered public accounting firm, replacing Ernst & Young LLP. The registrant plans to file its Form 10-Q for the quarter ended August 28, 2004, as soon as practicable; however until the auditors’ planning work is complete, it will not be possible to provide the date by which the outstanding financial statements will be filed. The registrant intends to provide additional information as it becomes available.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

A copy of the press release dated October 14, 2004, is furnished herewith as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2004

RIVERSTONE NETWORKS, INC.

By:	/s/ Roger A. Barnes
Name:	Roger A. Barnes
Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated October 14, 2004.